SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 2. Acquisitions and Dispositions.

As previously reported, on March 27, 2003, Pumatech, Inc. (“Pumatech”) completed the acquisition of all of the outstanding shares of capital stock (the “Stock Purchase”) of Starfish Software, Inc., a California corporation (“Starfish”) and wholly-owned subsidiary of Motorola, Inc, a Delaware corporation (“Motorola”). Pumatech previously reported that it paid Motorola a total of $1,501,453 as consideration for the Stock Purchase. As a result of adjustments made to the purchase price pursuant to the Stock Purchase Agreement dated as of March 27, 2003 by and between Pumatech and Motorola (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on April 11, 2003), Pumatech has paid Motorola approximately $178,000 as additional consideration for the Stock Purchase. This additional post-closing adjustment amount was paid from Pumatech’s working capital. The purchase price is subject to further adjustment based on the finalization of the amount of Starfish’s working capital.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 11, 2003. This amendment provides financial statements of Starfish and pro forma information that were not available at the time of the initial filing.

Item 7. Financial Statements and Exhibits.

On April 11, 2003, Pumatech filed a Current Report on Form 8-K to report its acquisition of all of the outstanding stock of Starfish Software, Inc. from Motorola, Inc. As permitted under Items 7(a)(4) and (b)(2) of Form 8-K, Pumatech indicated that it would file the financial statements and pro forma financial information required under Item 7 as soon as practicable. This Amendment No. 1 of Current Report on Form 8-K provides the required financial information, and amends Item 7 of the Current Report on Form 8-K filed by Pumatech on April 11, 2003.

a)	Financial statements of business acquired.

The required financial information of Starfish has been included hereto in Exhibit 99.1.

b)	Pro forma financial information.

The required pro forma financial information included in this Amended Current Report on Form 8-K/A, which gives effect to the acquisition of Starfish is as follows:

Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed balance sheet as of January 31, 2003, and the unaudited pro forma combined statements of operations for the six months ended January 31, 2003, and for the year ended July 31, 2002, have been prepared to reflect the acquisition of all of the outstanding capital stock of Starfish Software, Inc. by Pumatech, Inc. which occurred on March 27, 2003 as previously reported by Pumatech on Form 8-K filed on April 11, 2003. The acquisition has been accounted for using the purchase method of accounting.

On March 27, 2003, Pumatech acquired Starfish for cash consideration of approximately $1,679,000. In addition, Pumatech is estimated to incur direct acquisition costs of approximately $152,000. The estimated direct acquisition costs consist primarily of legal and accounting fees, and printing costs to be incurred by Pumatech which are directly related to the acquisition.

The unaudited pro forma combined condensed balance sheet reflects the combination of the unaudited historical condensed balance sheets of Pumatech and Starfish as of January 31, 2003, and December 31, 2002, respectively, and has been prepared to reflect the acquisition as if the acquisition had been consummated on January 31, 2003. The unaudited pro forma combined condensed statement of operations for the six months ended January 31, 2003 combines the unaudited historical condensed statements of operations of Pumatech and Starfish for the six months ended January 31, 2003 and December 31, 2002, respectively. These statements give effect to the acquisition as if it had occurred on August 1, 2002. The unaudited pro forma condensed statement of operations for the year ended July 31, 2002 combines the audited historical statement of operations of Pumatech for the year ended July 31, 2002 and the results of operations of Starfish for the twelve months ended June 30, 2002. These statements give effect to the acquisition as if it had occurred on August 1, 2001. The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the acquisition.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The preliminary purchase price allocation for Starfish is subject to revision as more detailed analysis is completed and additional information on the fair values of Starfish’s assets and liabilities becomes available. Any change in the fair value of the net assets of Starfish will change the amount of the purchase price allocable to goodwill. Additionally, changes in Starfish’s working capital, including the results of operations from January 31, 2003 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The pro forma information should be read in conjunction with the accompanying notes thereto, Pumatech’s historical consolidated financial statements and related notes thereto included in Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2002, and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003, on file with the Securities and Exchange Commission, and Starfish’s historical statements and related notes thereto included in this Form 8-K/A.

Pumatech, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet as of January 31, 2003

(In thousands)

	Historical		Pro Forma
	Pumatech January 31, 2003	Starfish December 31, 2002	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$6,058	$199	$(1,679	)(a)	$4,578
Short-term investments	23,989	—	—		23,989
Accounts receivable, net	4,487	478	—		4,965
Accounts receivable from related party	—	265	—		265
Unbilled revenue	—	334	—		334
Inventories, net	64	—	—		64
Deferred costs	—	528	—		528
Other current assets	1,013	68	—		1,081

Total current assets	35,611	1,872	(1,679)		35,804
Property and equipment, net	1,377	180	—		1,557
Goodwill, net	2,731	—	3,301	(b)	6,032
Other intangible assets, net	270	—	1,393	(b)	1,663
Restricted cash	352	—	—		352
Other assets	3,071	—	—		3,071

Total assets	$43,412	$2,052	$3,015		$48,479

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,292	$218	$—		$1,510
Accrued liabilities	4,320	3,393	152	(d)	7,865
Current portion of borrowings	—	1,002	—		1,002
Deferred revenue	2,595	2,327	(1,583	)(e)	3,339

Total current liabilities	8,207	6,940	(1,431)		13,716
Other liabilities	1,432	—	—		1,432

Total liabilities	9,639	6,940	(1,431)		15,148
Shareholders’ equity:
Common stock	47	19,717	(19,717	)(f)	47
Additional paid-in capital	149,902	—	—		149,902
Deferred stock compensation	(208)	—	—		(208)
Accumulated deficit	(116,048)	(24,605)	24,605	(f)	(116,490)
			(442	)(c)
Other comprehensive income	80	—	—		80

Total shareholders’ equity (deficit)	33,773	(4,888)	4,446		33,331

Total liabilities and shareholders’ equity	$43,412	$2,052	$3,015		$48,479

The accompanying notes are an integral part of these combined condensed financial statements.

Pumatech, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Six Months Ended January 31, 2003

(In thousands, except per share data)

	Historical		Pro Forma
	Pumatech Six Months Ended January 31, 2003	Starfish Six Months Ended December 31, 2002 (1)	Adjustments		Combined
Revenue
License revenue	$9,014	$95	$—		$9,109
License revenue – related party	—	964	—		964
Service revenue	1,817	431	—		2,248
Service revenue – related party	—	327	—		327

Total revenue	10,831	1,817	—		12,648

Cost and operating expenses
Cost of revenue	1,646	177	—		1,823
Cost of revenue – related party	—	903	—		903
Research and development	3,490	1,629	—		5,119
Sales and marketing	5,338	1,311	—		6,649
General and administrative	2,399	2,525	—		4,924
Amortization of intangibles	295	—	219	(g)	514
Restructuring and other charges	—	2,506	—		2,506

Total cost and operating expenses	13,168	9,051	219		22,438

Operating loss	(2,337)	(7,234)	(219)		(9,790)

Other income (expense):
Interest income	477	9	(42	) (a)	444
Interest expense	(8)	—	—		(8)
Other, net	(73)	—	—		(73)

Total other income	396	9	(42)		363

Loss before income taxes	(1,941)	(7,225)	(261)		(9,427)
Provision for income taxes	(182)	—	—		(182)

Net loss	$(2,123)	$(7,225)	$(261)		$(9,609)

Basic and diluted net loss per share (Note 3)	$(0.05)				$(0.21)

Shares used in computing basic and diluted net loss per common share	45,573				45,573

(1)	Starfish’s results of operations for the six months ended December 31, 2002 were calculated by deducting the results of operations for the six months ended June 30, 2002 from the results of operations for the twelve months ended December 31, 2002.

The accompanying notes are an integral part of these combined condensed financial statements.

Pumatech, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended July 31, 2002

(In thousands, except per share data)

	Historical		Pro Forma
	Pumatech Year Ended July 31, 2002	Starfish Year Ended June 30, 2002 (1)	Adjustments		Combined
Revenue
License revenue	$19,167	$252	$—		$19,419
License revenue – related party	—	4,020	—		4,020
Service revenue	3,773	3,051	—		6,824
Service revenue – related party	—	2,083	—		2,083

Total revenue	22,940	9,406	—		32,346

Cost and operating expenses
Cost of revenue	6,596	3,046	—		9,642
Cost of revenue – related party	—	2,392	—		2,392
Research and development	15,179	5,034	—		20,213
Sales and marketing	15,160	2,943	—		18,103
General and administrative	4,904	4,665	—		9,569
Amortization of intangibles	5,163	—	411	(g)	5,574
Restructuring and other charges	5,595	—	—		5,595
Loss on impairment of assets	5,249	—	—		5,249

Total cost and operating expenses	57,846	18,080	411		76,337

Operating loss	(34,906)	(8,674)	(411)		(43,991)

Other income (expense):
Interest income	1,436	168	(85	) (a)	1,519
Interest expense	(82)	—	—		(82)
Other, net	(214)	—	—		(214)
Other-than-temporary impairment of direct investments	(380)	—	—		(380)

Total other income	760	168	(85)		843

Loss before income taxes	(34,146)	(8,506)	(496)		(43,148)
Provision for income taxes	(372)	—	—		(372)

Net loss	$(34,518)	$(8,506)	$(496)		$(43,520)

Basic and diluted net loss per share (Note 3)	$(0.77)				$(0.97)

Shares used in computing basic and diluted net loss per common share	44,712				44,712

(1)	Starfish’s results of operations for the twelve months ended June 30, 2002 were calculated by adding the results of operations for the six months ended December 31, 2001 to, and deducting the results of operations for the six months ended December 31, 2002 from, the results of operations for the twelve months ended December 31, 2002.

The accompanying notes are an integral part of these combined condensed financial statements.

Pumatech, Inc.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

1. Basis of Pro Forma Presentation

On March 27, 2003, Pumatech acquired Starfish for a purchase price of approximately $1.8 million for the Starfish common stock outstanding upon the effective date of the acquisition. Pumatech will account for the acquisition under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet at January 31, 2003 is presented to give effect to the acquisition as if the transaction had been consummated on that date. The unaudited pro forma combined balance sheet at January 31, 2003 combines the balance sheet of Pumatech as of January 31, 2003 and Starfish’s balance sheet as of December 31, 2002. The unaudited pro forma combined condensed statement of operations of Pumatech and Starfish for the six months ended January 31, 2003 is presented as if the transaction had been consummated on August 1, 2002. The unaudited pro forma combined statement of operations for the six months ended January 31, 2003 combines the results of operations of Pumatech for the six months ended January 31, 2003 and Starfish’s results of operations for the six months ended December 31, 2002. The unaudited pro forma combined condensed statement of operations of Pumatech and Starfish for the year ended July 31, 2002 is presented as if the transaction had been consummated on August 1, 2001. The unaudited pro forma combined statement of operations for the twelve months ended July 31, 2002 combines the results of operations of Pumatech for the twelve months ended July 31, 2002 and Starfish’s results of operations for the twelve months ended June 30, 2002. Starfish’s results of operations for the twelve months ended June 30, 2002 were calculated by adding the results of operations for the six months ended December 31, 2001, and deducting the results of operations for the six months ended December 31, 2002, to the results of operations for the twelve months ended December 31, 2002

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $1.8 million. The cash payment was determined based on the book value of assets acquired and liabilities assumed on the date of the acquisition. The cash payment is subject to adjustment as additional information on the fair values of Starfish’s assets and liabilities becomes available. The estimated total purchase price is as follows (in thousands):

Cash	$1,679
Estimated direct acquisition costs	152

Total estimated purchase price	$1,831

The accompanying notes are an integral part of these combined condensed financial statements.

Pumatech, Inc.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

(Continued)

The final purchase price is dependent on the actual assets acquired, liabilities assumed and actual direct acquisition costs. Under the purchase method of accounting, the total estimated purchase price is allocated to Starfish’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the acquisition. Based upon the estimated purchase price and the preliminary valuation, the purchase price allocation, which is subject to change based on Pumatech’s final analysis, is as follows (in thousands):

Tangible assets acquired		$2,052
Amortizable intangible assets:
Developed technology	735
Patents	220
Trademarks	57
Customer base	303
Customer contracts	78
In-process research and development (expensed)	442

Total amortizable intangible assets		1,835

Total assets acquired		3,887
Liabilities assumed		(5,357)
Goodwill		3,301

Net assets acquired		$1,831

Approximately $1.4 million of the estimated purchase price was allocated to amortizable intangible assets. It is estimated that the developed technology, patents, and customer base will be amortized on a straight-line basis over 4 years; the trademarks will be amortized on a straight-line basis over 3 years; and the customer contracts will be amortized on a straight-line basis over 9 months.

The in-process research and development of $0.4 million is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition. The in-process research and development consisted of technology that had not yet reached technological feasibility and had no alternative future use as of the date of acquisition. The value assigned to the acquired in-process research and development was determined by estimating the projects’ percentage of completion and future cash flows or revenue contribution. Starfish’s project for Mercury platform technology was identified as in-process research and development and deemed to be 70% complete on the date of acquisition. Its net cash flows were discounted utilizing a weighted average cost of capital of 30%, which, among other related assumptions, was believed to be reasonable. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates described above.

A preliminary estimate of $3.3 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Starfish is subject to revision as more detailed analysis is completed and additional information on the fair values of Starfish’s assets and liabilities becomes available. Any change in the fair value of the net assets

Pumatech, Inc.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

(Continued)

of Starfish will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Adjustments

Certain reclassifications have been made to conform Starfish’s historical amounts to Pumatech’s financial statement presentation.

The accompanying unaudited pro forma combined condensed financial statements reflect the following pro forma adjustments:

(a)	To reflect the estimated cash payment for the acquisition of $1.7 million for the outstanding Starfish shares and resulting decrease in interest income.

(b)	To establish amortizable intangibles and non-amortizable goodwill resulting from the acquisition

(c)	To reflect the charge for in-process research and development.

(d)	To record direct acquisition costs of approximately $0.1 million. Actual amounts could differ significantly upon adjustment.

(e)	To adjust Starfish deferred revenue to estimated fair value.

(f)	To eliminate the historical stockholders’ equity of Starfish.

(g)	To reflect amortization of the amortizable intangible assets resulting from the acquisition. The weighted average life of amortizable intangible assets approximates 4 years.

3. Pro Forma Combined Net Loss Per Share

Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed using Pumatech’s weighted average shares outstanding during the respective periods.

(c)	Exhibits.

The following exhibits are filed with this Amended Current Report on Form 8-K/A:

Exhibit Number	Exhibit Description

23.1	Consent of Independent Accountants

99.1	Starfish Software, Inc. audited financial statements at December 31, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2003	PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)